EXHIBIT 10.14

Business Contract/Plan.  Please keep it confidential.  Author: EastBridge Investment Group Corp
Only limited for the internal use of authorized parties: Author
(Should the authorized party does not agree with the obligations of confidentiality, the author should be immediately informed.  All versions of the document should be returned and destroyed)

US Listing Agreement
Contract No.: 031v2
Party A: (“Party A”), Foshan Jinkuizi Technology Limited Company, and the actual holding companies of Party A as requested by Party A

Party C: All the companies controlled and requested to be listed by Party A.

Legal address of Party A: No.383, Mingchengzhen Chen’er Road, Gaoming District, Foshan City, Guangdong Province, China.

Tel: (86) 0757-88832662  Fax: (86) 0757-88832762

Party B: EastBridge Investment Group Corp (“Party B”), a company registered in the US.

Legal address: 8040E.Morgan Trail, Unit 18, Scottsdale, AZ 85282, USA

Tel: 480 966 2020; FAX: 480 966 0808

Article 1—Listing Service

Whereas, Party A asks Party B to help to list Party C on OTCBB (NASD OTCBB) directly. Party A’s definition of Part C’s listing is for Part C’s shares to be listed directly on NASD OTCBB with Part B’s operation.  .

Article 2—Authority and Preconditions

1. Party B’s authority includes consultations, negotiations involved in the listing, and the handling of relevant formalities; Party B have Party C listed in the US in legal manners conforming to the US laws and relevant regulations thereof.

2. Party C shall meet the following conditions before Party B agrees to take on this project as stipulated in Article 1 hereof:

A.	Party C shall provide Party B with financial reports for 2007 and 2008 issued by local certified public accountants.

B.	Party A agrees to provide Party B with a quarterly financial report (annual financial report for the fourth quarter) issued by local certified public accountant on a quarterly basis,

Article 3—Term and Conditions
Party B shall bring Party C public within eight months of the successful completion of US audit on condition of Party C’s fulfillment of the following:

1)
Successful quarterly financial audits for 2007 and 2008 in accordance with the US GAAS (Generally Accepted Auditing Standard) and GAAP (Generally Accepted Accounting Principles) prior to Party C’s successful listing,

A.	Party C has not lost greater than 20% of its assets for the amount stated in December 2007’s financial statement,
B.	Party C is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party C.
C.	Party C will finish its Business Plan within 60 days after the signing of the contract.
2)
 Party A agrees that the first day when the shares of Party C are freely traded on the US stock market shall be the expiration date of this agreement. Party A agrees that Party B will have completed all the listing works of Party C by the expiration date of this agreement.

Article 4—Party A and Part C’s Protection of Party B’s Interest

1. Party B agrees to bear the following expenses before the listing of Party C:

A.	Legal and consulting expenses for the listing;
B.	Expenses for 2 years of audits set by US SEC;

C.	Financial advisory fees prior to SEC audit.
D.	SEC application fee, road show fee (Party A shall bear its own traveling expenses), PR expenses;
E.	Business Plan fee, Website consultant fee;
F.	Listing and financing consultant fee;
G.	Opening expenses; stock certificates’ printing expenses and registration expenses;
H.	Market-making fee;
I.	Consultation fees for merger, share capital increase, and loan and share pledge.
J.	Other fees directly related to Party C’s listing in the US.

2. In order to protect Party B’s interest already invested or to be invested, the Parties agree to the following conditions demanded by Party B:

A.
If for any reason or for no reason at all Party C cannot or does not want to be listed in the US, Party A and Party C agree not to list in any manner of Party C’s shares in any stock market of the world within 2 years after ther termination of this agreement.

Party A and Party B understand that the listed assets shall include at least the following holding companies:

* Party A shall notify Party B within 30 days after the signing of this agreement.

B.	Party A confirms that on the date of Party C’s successful merger , Party A’s stock ownership ratio in the shares of Party C shall be:

1. Party A’s total stock ownership is 85%.

2. EastBridge Investment Group Corp.’s total stock ownership is 15%.

C.	After the execution of the agreement, Party A shall not, without written consent of Party B, change Party C’s stock equity structure.

D.	Party A grants Party B one seat of board of directors of Party C.

E.	Before Party C’s listing; Party B has no rights for Party C’s profits and dividends.

Article 5—Timely Report

Both Party A and Party B have the obligations for notifying the other party on a timely basis regarding the progress or change of conditions of the listing.

Article 6— Listing fees and Payment Method

1)
Party A agrees to sell 15% of Party C’s shares at $1 USD to Party B at the time of Party C’s merger as partial compensation for Party B’s listing service. Party B agrees to accept it. Board of Directors of Party C shall provide Party B with a resolution regarding the transfer of 15% stock ownership to Party B.

2)	Party A agrees to pay cash $100,000 to Party B as commission fee. The payment method: Party A will pay $50,000 after the signing of this contract, and will pay the other $50,000 when the audit begins.

Article 7—Stock Transfer

Party B shall not, prior to the SEC’s approval of the listing of Party A’s stock, transfer to any third party of Party C’s shares held by Party B in any manner, at any location, or for any reason.

Article 8— Treatment of Shares and Fees for the Delay or Failure of Listing

If for any reason or no reason Party A cannot or does not want to be listed in the US after this Listing Agreement becomes effective, unless such delay is agreed by Party A in writing, Party A has the right to require Party B, and Party B shall definitely agree, within 5 days of the expiration of this agreement and any extension in writing thereof, sell Party C’s shares back to Party A for a total amount of one US dollar.

If for Party B’s breach of duty, Party A cannot be listed in the US after Party C’s successful audit in the US, unless such delay is consented by Party A in writing, Party A has the right to request Party B, and Party B shall definitely agree, within 5 days of the expiration of this agreement and any extension in writing thereof, return $50,000 to Party A, and the remaining $50,000 will not be returned.

Article 9—Consent to Invitation

Prior to the listing, in order for Party B to make effective presentation of Party C’s advantages to US investors and the stock market, Party C agrees to invite Party B to attend its board meetings and senior management meetings in order to have some knowledge of its daily business operations.

Article 10—Confidentiality

Party A, Party B and Party C shall be liable for actively maintaining the confidentiality of the business secrets of the other party, and shall not disclose such information to third parties. Nonetheless, Party B, being a US public company, has the right and obligation to disclose this agreement to the US SEC.

Article 11—Applicable Law

Execution and interpretation of this Contract shall be governed by the laws of the People’s Republic of China.

Article 12—Dispute Resolution

For all disputes and differences relevant hereto or arising from the performance of this agreement, the Parties shall first try to settle them through friendly negotiations. If no agreement is reached within 30 days of the occurrence of the dispute or difference, any party may submit such dispute to Beijing International Arbitration Commission for arbitration in accordance with the applicable arbitration rules of the time. The arbitration shall be final, and legally binding to both parties.

Article 13-- Entire Agreement

This Agreement shall be the final and complete contract between the Party A and Party B, and shall supersede all previous agreements between the Parties, oral or written.

Article 14—Miscellaneous

If this agreement has versions of more than one language, the Chinese version shall govern in case of dispute or inconsistencies.

Article 15—Effectiveness and Modifications

This agreement shall become effective on the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modifications or supplementations to this agreement signed by both parties shall be an integral part of this agreement, and shall have the same legal effect as this Contract.

Article 16—Duplicates

This agreement has one form, 4 copies, with each party holding 2 copies with the same legal effect.

Party A (signature and seal):	Party B (signature and seal):

Authorized representative name,	Authorized representative name,
signature and title:	signature and title:
Biao He, President	Keith Wong, President
Date: Sept 22, 2008	Date: Sept 22, 2008